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                                                                 Exhibit 10.46.1


Amendment No. 1 to Northeast Utilities Deferred Compensation
                      Plan for Trustees

The Northeast Utilities Deferred Compensation Plan for Trustees (the "Plan") is hereby amended, pursuant to Section 8 thereof, by adding a new Section 10 to read as follows:

          10. Upon the request of a Trustee in order to meet legal or regulatory requirements applicable to such Trustee, NU and the Trustee may agree to value the Trustee's Deferred Stock Compensation Account, including all deposits and accretions thereto, for some period of time utilizing an investment benchmark other than NU common shares, and to pay such Account, including accretions, in cash at the time or times of distribution in accordance with the Trustee's original deferral election, so long as such agreement does not have the effect of accelerating payment of such account. Said agreement shall be in writing and be maintained with the records of the Company relating to the Trustee's compensation.